GUARANTY AGREEMENT

     THIS GUARANTY AGREEMENT ("GUARANTY") is given this 18th day of August, 1999, to the persons and entities listed on SCHEDULE 1 hereto by BRUCE I. LEWIS ("GUARANTOR") as security for the obligations of The Tracker Corporation of America, a Delaware corporation (the "COMPANY") described below. The entities on SCHEDULE 1 are hereinafter collectively referred to as "PURCHASERS."

                                   BACKGROUND

     Purchasers have purchased up to an aggregate $3,000,000 in principal amount of the Company's Series 1 Bridge Notes ("BRIDGE NOTES") issued by the Company pursuant to a Series 1 Bridge Note Purchase and Security Agreement of even date herewith (the "PURCHASE AGREEMENT"). Guarantor is the holder of 600,000 shares of Common Stock of the Company represented by the copied certificates attached hereto as EXHIBIT A collectively the "PLEDGED SHARES"). Guarantor is also a party to a Stock Option Award Agreement dated December 22, 1998, a copy of which is attached hereto as EXHIBIT B, pursuant to which Guarantor has the right to acquire 1,244,289 additional shares of the Company's Common Stock (the "OPTION RIGHTS") on or after January 1, 2000 (the Pledged Shares and the OPTION RIGHTS are sometimes collectively referred to as "PLEDGED SECURITIES"). The execution and delivery of this Agreement was a condition precedent and a material inducement to Purchaser to purchase the Bridge Notes guarantied hereby. Guarantor as the Chief Executive Officer and a stockholder of the Company receives a significant benefit from the sale to Purchasers of the Bridge Notes issued by the Company. Guarantor acknowledges that Purchasers would not have purchased the Bridge Notes without the execution and delivery of this Guaranty Agreement. Guarantor acknowledges that because of the direct benefit to the Guarantor from the proceeds of the sale of the Bridge Notes by the Company, the Guarantor agreed to guaranty to the Purchasers the performance of the obligations of the Company as and to the extent set forth herein.

                                    AGREEMENT

     For and in consideration of the execution and delivery of the Purchase Agreement by Purchasers and the purchase by Purchasers of the Bridge Notes, the Guarantor hereby covenants and agrees with the Purchaser as follows:

SECTION  1.     GUARANTY  OF  PAYMENT.

     Guarantor hereby unconditionally and irrevocably and guaranties to Purchasers the full payment and performance, when due, by acceleration or otherwise, of all past, present, and future indebtedness, liabilities, and obligations of the Company to Purchasers of any kind and description arising in connection with the Purchase Agreement, the Bridge Notes, and this Guaranty Agreement (collectively, the "BRIDGE NOTE PURCHASE DOCUMENTS"), whether direct or indirect, absolute or contingent, or due or to become due (collectively, the "OBLIGATIONS"), it being understood by all the parties hereto that such guaranty of payment is limited to the value of the Pledged Securities at such time any action is taken with respect to the Pledged Securities pursuant to any Event of Default hereunder. This Guaranty shall only relate to the Obligations and not to any other obligations of the Company which now or hereafter may be held by Purchasers and their respective successors and assigns. The guaranty of Guarantor as set forth in this section is an absolute, continuing, primary, and unconditional guaranty of payment and not of collection. If a claim is ever made upon Purchasers for the repayment or recovery of any amount or amounts received by Purchasers in payment of any of the Obligations and Purchasers repay all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over Purchasers or any of their property, or (b) any settlement or compromise of any such claim effected by the Purchasers with any such claimant, including the Company, then in such event each Guarantor agrees that any such judgment, decree, order, settlement,


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
or compromise shall be binding upon each Guarantor as if against the Guarantor and in favor of the Purchasers, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and each Guarantor shall be and remain obligated to Purchasers hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Purchasers, such amount to be included in the term "Obligations."

     This Guaranty may be enforced by Purchasers against each Guarantor without the necessity at any time of Purchasers (a) resorting to or exhausting any other security or collateral now or hereafter pledged, assigned, or granted to Purchasers and without the necessity at any time of Purchasers' having recourse against the Company on the Bridge Notes, or (b) exercising any other rights available to them under the Bridge Note Purchase Documents if neither the Company nor Guarantor timely performs the obligations of the Company thereunder.

SECTION  2.     NATURE  OF  OBLIGATIONS.

     Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or the Bridge Note Purchase Documents (including any novation), whether by operation of law or otherwise, including, without limitation any impairment, modification, change, release, or limitation of the liability of the Company or any co-guarantor by reason of the Company's or any co-guarantor's bankruptcy or insolvency or any subsequent reorganization, merger, or consolidation of the Company or any other change in its composition, nature, personnel, or location shall discharge all or any part of the liabilities and obligations of each Guarantor pursuant to this Guaranty. It is the purpose and intent of each Guarantor and Purchasers that the covenants, agreements, and all liabilities and obligations of each Guarantor hereunder are absolute, unconditional, and irrevocable under any and all circumstances, including, without limitation, the invalidity or unenforceability of any or all of the Bridge Note Purchase Documents. Without limiting the generality of the foregoing, Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty are fully performed, and all of the obligations hereunder are paid, performed, satisfied, and discharged in full, Guarantor's undertakings hereunder and the Pledged Securities shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of Purchasers, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Purchasers, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, each Guarantor, including, without limitation, the failure of Purchasers to perfect, or to continue the perfection of, any lien or security interest in any security or any delay by Purchasers in perfecting any such lien or security interest, or by reason of any further dealings between the Company and Purchasers, or any other guarantor or surety; and each Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements, or waivers. Without limiting the generality of the foregoing, each Guarantor hereby gives its consent for the Purchaser to do any one or more of the following without in any manner affecting, impairing, limiting, modifying, or releasing any of the obligations of each Guarantor under this Agreement and without notice to or consent of each Guarantor: (a) exchange, compromise, or surrender the whole or any part of any security now or hereafter held for the Obligations; (b) exchange, extend, or renew the time or place of payment of the Obligations in whole or in part, to a time certain or otherwise whether or not longer than the original period, or withdraw credit or time to pay; (c) extend or change the terms of performance of any other obligations of the Company under the Bridge Note Purchase Documents; (d) modify, amend, or waive any of the provisions of the Bridge Note Purchase Documents; (e) release or grant indulgences to the Company, any co-guarantor, or any party to the Bridge Note Purchase Documents;
(f) receive property or other security as collateral for the Obligations; (g) fail to exercise due diligence or omit to enforce any right, power, or privilege under the Bridge Note Purchase Documents; and (h) apply any payment received by Purchasers from the Company of, or on account of, the Obligations, in any manner Purchasers elect.


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
SECTION  3.     WAIVER  OF  RIGHTS.

     Each Guarantor expressly waives: (a) notice of the execution and delivery of the Bridge Note Purchase Documents and creation of the Obligations; (b) notice of acceptance of this Guaranty by Purchasers and of all extensions of credit to the Company by Purchasers; (c) presentment and demand for payment of any of the Obligations; (d) protest and notice of dishonor or of default or nonpayment to each Guarantor or to any other party with respect to the Obligations or with respect to any security therefor; (e) notice of the Purchaser's obtaining, amending, substituting for, releasing, waiving, or modifying any security interest, liens, or encumbrances now or hereafter securing the Obligations, or subordinating, compromising, discharging, or releasing such security interests, liens, or encumbrances by Purchasers and any other notices whatever; (f) demand for payment under this Guaranty; and (g) all rights of subrogation, indemnification, contribution, and reimbursement from the Company, all rights to enforce any remedy Purchasers may have against the Company, and any benefit of, or right to participate in, any collateral or security now or hereinafter held by Purchasers in respect of the Obligations, until the Company shall have paid in full all Bridge Notes issued by the Company pursuant to (i) the Bridge Note Purchase Agreement of even date herewith, as the same may hereafter be amended, extended, or modified.

SECTION  4.     TERM  OF  GUARANTY;  WARRANTIES.

     This Guaranty shall continue in full force and effect until the Obligations are fully paid, performed, and discharged. Each Guarantor warrants and represents to Purchasers that (a) each Guarantor will directly benefit from the financial accommodations being extended to the Company by Purchasers; (b) this Guaranty is binding upon and enforceable against each Guarantor, in accordance with its terms; (c) the execution and delivery of this Guaranty do not violate or constitute a breach of any agreement to which any Guarantor is a party or of any applicable laws; and (d) there is no litigation, claim, action, or proceeding pending, or, to the best knowledge of each Guarantor, threatened against any Guarantor that would materially adversely affect the financial condition of any Guarantor or its ability to fulfill its obligations hereunder.

SECTION  5.     ATTORNEYS'  FEES  AND  COSTS  OF  COLLECTION.

     If at any time or times hereafter Purchasers employ counsel to pursue collection, to intervene, to sue for enforcement of, or take any other action with respect to the terms hereof or of the Bridge Notes, then in such event, all of the reasonable attorneys' fees and disbursements relating thereto and any other fees and disbursements incurred by or on behalf of the Purchaser, including costs and legal fees in any appeal due to the failure of the Company to pay the Obligations when due and payable, shall be an additional liability of each Guarantor to Purchasers, payable on demand.

SECTION  6.     EVENTS  OF  DEFAULT.

     The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") under this Guaranty: (a) the failure of a Guarantor to perform, observe, or comply with any of the provisions of this Guaranty, including, without limitation, the payment provisions; (b) the occurrence and continuance of an Event of Default (as defined therein) under any of the Bridge Note Purchase Documents; (c) the receipt by Purchasers of any materially false, inaccurate, or misleading information contained in any financial statement, application, schedule, report, or any other document given by or on behalf of Guarantor in connection with this Guaranty; (d) the entry of any order for relief under any provision of Title 11 of the United States Code (entitled "Bankruptcy"), as amended, or under any similar federal or state statute in any bankruptcy case filed by or against the Guarantor; or (e) the appointment of a receiver or custodian for, the making of a general assignment for the benefit of creditors by, or the insolvency of a Guarantor.

     Upon the occurrence and during the continuance of an Event of Default under this Guaranty, Purchasers may, at their option, declare an amount equal to any or all of the then unpaid balance of the Obligations (whether then due or not) to be immediately due and payable by Guarantor, and Guarantor shall on demand pay the same to Purchasers in immediately available funds, in lawful money of the United States of America.


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
SECTION  7.     GUARANTY  SECURED.

     The joint and several obligations of the Guarantor hereunder are secured by a Stock Pledge Agreement among the Company, Guarantor, and Purchasers of even date herewith, and Purchasers are entitled to all of the rights and privileges thereof.

SECTION  8.     CUMULATIVE  RIGHTS.

     All rights of Purchasers hereunder or otherwise arising under any of the Bridge Note Purchase Documents are separate and cumulative and may be pursued separately, successively, or concurrently, or not pursued, without affecting or limiting any other right of Purchasers and without affecting or impairing the liability of Guarantor.

SECTION  9.     ASSIGNMENT.

     Purchasers may, without notice to or consent of Guarantor and subject to restrictions on transfer in the Bridge Note Purchase Agreement, sell, assign, or transfer to any person or persons all or any part of the Obligations, and each such person or persons shall have the right to enforce this Guaranty as fully as Purchasers, provided that the Purchaser shall continue to have the unimpaired right prior and superior to that of any such assignee, transferee, or holder to enforce this Guaranty as to so much of the Obligations that it has not sold, assigned, or transferred.

SECTION  10.     SUCCESSORS  AND  ASSIGNS.

     This Guaranty shall bind Guarantor and their respective heirs, executors, administrators, legal representatives, successors, and assigns and shall inure to the benefit of, and be enforceable by, Purchasers and their heirs, executors, administrators, legal representatives, successors and assigns, including, without limitation, each and every person who shall from time to time be or become the holder of any of the Bridge Note Purchase Documents.

SECTION  11.     NOTICES.

     Notices under this Guaranty shall be given in writing and shall be deemed served at the earlier of (a) receipt, (b) three (3) days after deposit in the United States mail, sent certified or registered mail, return receipt requested, postage prepaid, or (c) upon receipt by facsimile machine, and addressed to the parties at the following addresses, or at such other addresses as the parties shall designate in writing:

          If  to  the  Guarantor:

                         Bruce  I.  Lewis





                         Telephone:  (__)

                         Facsimile:   (__)

          with  a  copy  to:

                         Jonathan  Fleisher

                         Gasset  &  Fleisher

                         116  Simcoe  Street

                         Toronto,  Ontario

                         M5H  4E2

                         Telephone:  (416)  343-8741

                         Facsimile:   (416)  343-4989

     If to Purchasers, at the address of each Purchaser on SCHEDULE 1 hereto, under the caption "Purchaser's name and address" with a copy to such Purchaser's legal counsel, at the address set forth adjacent to the address of such Purchaser on SCHEDULE 1 hereto, under the caption "Purchaser's Counsel's name and address".


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
Personal delivery to a party or to any officer, partner, agent, or employee of such party at its address herein shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received also shall constitute receipt.

SECTION  12.     AMENDMENT.

     This Guaranty may be terminated, amended, supplemented, waived, released or modified only by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplementation, waiver, release, or modification is sought.

SECTION  13.     USURY.

     Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay pursuant to any applicable law.

SECTION  14.     GOVERNING  LAW.

     This Guaranty shall be deemed to be a contract made under, and for all purposes shall be construed and interpreted in accordance with the internal laws of the State of -----Georgia without giving effect to the principles or rules governing conflict of laws. The parties further agree that any arbitration action between them shall be heard in Atlanta, Georgia, and expressly consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia for the adjudication of any civil action arising under or by virtue of this Agreement or the enforcement thereof.

SECTION  15.     MULTIPLE  COUNTERPARTS;  PRONOUNS;  CAPTIONS;  SEVERABILITY.

     This Guaranty may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute but one and the same document. Captions are for reference only and in no way limit the terms of this Guaranty. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but invalidation of any one or more of the provisions of this Guaranty shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

     IN WITNESS WHEREOF, each Guarantor has executed this Guaranty under seal as of the day and year first above written.





                         [Signatures on following pages]


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
                             COMPANY SIGNATURE PAGE
                                       TO
                               GUARANTY AGREEMENT

                                   THE  COMPANY:

                                   THE  TRACKER  CORPORATION  OF  AMERICA

                                   By:  /s/  Jay  S.  Stulberg
                                        ----------------------
                                             Jay  S.  Stulberg




                    [Guarantor signatures on following page]

                            GUARANTOR SIGNATURE PAGE
                                       TO
                               GUARANTY AGREEMENT

                                   /s/  Bruce  I.  Lewis
                                   ---------------------
                                        Bruce  I.  Lewis

                                   SCHEDULE 1

                                       TO

                               GUARANTY AGREEMENT

                             SCHEDULE OF PURCHASERS



PURCHASER NAME AND ADDRESS      PURCHASER'S COUNSEL'S    PRINCIPAL AMOUNT PURCHASED
                                  NAME AND ADDRESS
Purchaser Name                Purchaser's Legal Counsel  $
Address and                   Address and
Facsimile Number              Facsimile Number

SovCap Equity Partners, Ltd.  Balboni Law Group LLC      $                 1,000,000


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